Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Nancy Ellefson
VP of Finance
Pizza Inn, Inc.
469-384-5000
PIZZA INN, INC. ANNOUNCES RESULTS FOR
FISCAL YEAR 2011

A new concept and strong same store sales are the basis for continued earnings growth

The Colony, Texas – September 14, 2011 -- PIZZA INN, INC. (NASDAQ:PZZI)

Fourth Quarter and Fiscal Year Highlights:

•	The Company opened the first “Pie Five Pizza Company” prototype restaurant on June 3, 2011 and results have exceeded expectations
•	Net income for the year increased 16.6% to $1.4 million
•	Fourth quarter revenue increased 10.0% and fiscal year revenue increased 5.3%
•	Domestic same store sales increased 4.3% in the fourth quarter driven by a 5.0% increase in same store sales for domestic buffet-style restaurants
•	Revenue from international operations increased 10.7% to $1.1 million for the fiscal year
•	Fiscal year sales for Company owned restaurants increased 45.7% driven by two new buffet-style restaurants added in the first two fiscal quarters of 2011

Pizza Inn, Inc. (NASDAQ: PZZI) today announced results for the fourth quarter and fiscal year ended June 26, 2011.  Net income increased to $407,000, or $0.05 per share, for the fourth quarter compared to net income of $49,000, or $0.01 per share, for the same quarter of the prior fiscal year.  Revenues for the fourth quarter increased 10.0% to $11.3 million compared to $10.3 million for the same quarter of the prior fiscal year.  Domestic same store sales increased 4.3% for the fourth fiscal quarter compared to the same quarter of the prior fiscal year driven by a 5.0% increase in same store sales for the buffet-style concept.

FOR IMMEDIATE RELEASE

Contact:
Nancy Ellefson
VP of Finance
Pizza Inn, Inc.
469-384-5000

Net income increased 16.6% year over year to $1.4 million, or $0.17 per share, for fiscal 2011 compared to net income of $1.2 million, or $0.15 per share, for the prior fiscal year.  Revenues increased 5.3% to $43.0 million compared to $40.9 million for the prior fiscal year.  Domestic same store sales for fiscal 2011 decreased 0.4% compared to the prior fiscal year but showed a 0.3% increase in same store sales for the buffet-style concept.  EBITDA increased 17.3%, or $0.4 million, to $2.9 million for fiscal 2011compared to $2.5 million in the prior fiscal year.

"We are very pleased with the results of our fourth quarter and fiscal year, along with the opening of our first Pie Five prototype restaurant,” commented Charlie Morrison, President and CEO.  “Our net income and EBITDA results for fiscal 2011 were significantly improved despite the negative impact of a one-time $0.3 million charge for settlement costs in the fourth quarter.  The Pizza Inn brand performance remains strong with continued positive same store sales growth resulting from ongoing investments made by our franchisees.  Our pipeline for new Pizza Inn franchise openings in the U.S. and international business continues to fill, with the potential to open another 15 new Pizza Inn restaurants worldwide in fiscal 2012. Our new concept, Pie Five Pizza Company, has seen great success in the early stages of the development of the brand.  We expect to open additional company owned Pie Five restaurants in fiscal 2012 as well as begin franchising.”

Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions.  Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions, regulatory framework and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond Pizza Inn’s control.  Although the assumptions underlying these forward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accurate.  In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that Pizza Inn’s objectives and plans will be achieved.

Pizza Inn, Inc. is an owner, franchisor and supplier of a system of restaurants operating domestically and internationally under the trademarks “Pizza Inn” and “Pie Five Pizza Company.”  The Company and its distribution division, Norco Restaurant Services Company, are headquartered in The Colony, Texas.  The Company’s common stock is listed on the Nasdaq Capital Market under the symbol “PZZI.”

PIZZA INN, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Year Ended
	June 26,	June 27,
REVENUES:	2011	2010

Food and supply sales	$34,939	$33,945
Franchise revenue	3,934	4,067
Restaurant sales	4,163	2,858

	43,036	40,870

COSTS AND EXPENSES:
Cost of sales	35,021	33,023
Franchise expenses	2,086	1,950
General and administrative expenses	3,120	3,449
Costs associated with store closure	319	-
Settlement costs	300	-
Provision for bad debts	85	155
Interest expense	65	62
	40,996	38,639

INCOME FROM CONTINUING
OPERATIONS BEFORE TAXES	2,040	2,231

Income tax expense	621	884

INCOME FROM
CONTINUING OPERATIONS	1,419	1,347
Loss from discontinued operations
(net of income tax benefit of $32 and $98, respectively)	(62)	(183)

NET INCOME	$1,357	$1,164

EARNINGS (LOSS) PER SHARE OF COMMON
STOCK - BASIC:
Income from continuing operations	$0.18	$0.17
Loss from discontinued operations	$(0.01)	$(0.02)
Net income	$0.17	$0.15

EARNINGS (LOSS) PER SHARE OF COMMON
STOCK - DILUTED:
Income from continuing operations	$0.18	$0.17
Loss from discontinued operations	$(0.01)	$(0.02)
Net income	$0.17	$0.15

Weighted average common
shares outstanding - basic	8,011	8,011

Weighted average common
shares outstanding - diluted	8,019	8,011

PIZZA INN, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	June 26,	June 27,
ASSETS	2011	2010

CURRENT ASSETS
Cash and cash equivalents	$949	$761
Accounts receivable, less allowance for doubtful
accounts of $162 and $178, respectively	3,128	2,678
Income tax receivable	553	62
Inventories	1,829	1,489
Deferred income tax assets	822	723
Prepaid expenses and other	232	276
Total current assets	7,513	5,989

LONG-TERM ASSETS
Property, plant and equipment, net	3,196	2,167
Long-term notes receivable	51	-
Deferred income tax assets, net of current portion	-	48
Deposits and other	392	132
	$11,152	$8,336
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$2,103	$1,783
Deferred revenues	202	236
Accrued expenses	1,557	1,238
Bank debt	333	110
Total current liabilities	4,195	3,367

LONG-TERM LIABILITIES
Deferred gain on sale of property	109	134
Deferred revenues, net of current portion	165	207
Bank debt, net of current portion	482	220
Deferred tax liability	360	-
Other long-term liabilities	-	27
Total liabilities	5,311	3,955

COMMITMENTS AND CONTINGENCIES (See Notes F and I)

SHAREHOLDERS' EQUITY
Common stock, $.01 par value; authorized 26,000,000
shares; issued 15,130,319 shares; outstanding 8,010,919 shares	151	151
Additional paid-in capital	9,009	8,906
Retained earnings	21,317	19,960
Treasury stock at cost
7,119,400 shares	(24,636)	(24,636)
Total shareholders' equity	5,841	4,381
	$11,152	$8,336

PIZZA INN, INC.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In thousands)

			Additional			Treasury
	Common Stock		Paid-in	Retained	Treasury	Stock
	Shares	Amount	Capital	Earnings	Shares	at Cost	Total

BALANCE, JUNE 28, 2009	8,011	$151	$8,741	$18,796	(7,119)	$(24,636)	$3,052

Stock compensation expense	-	-	165	-	-	-	165
Net income	-	-	-	1,164	-	-	1,164

BALANCE, JUNE 27, 2010	8,011	$151	$8,906	$19,960	(7,119)	$(24,636)	$4,381

Stock compensation expense	-	-	103	-	-	-	103
Net income	-	-	-	1,357	-	-	1,357

BALANCE, JUNE 26, 2011	8,011	$151	$9,009	$21,317	(7,119)	$(24,636)	$5,841

PIZZA INN, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands)

	Fiscal Year Ended
	June 26,	June 27,
	2011	2010
Net Income	$1,357	$1,164
Interest Expense	65	62
Taxes	621	884
Depreciation and Amortization	851	357
EBITDA	$2,894	$2,467